UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 FORM 8-K
 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: June 23, 2020
(Date of earliest event reported)
DARDEN RESTAURANTS, INC.
(Exact name of registrant as specified in its charter)
Commission File Number: 1-13666

Florida	59-3305930
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
1000 Darden Center Drive, Orlando, Florida 32837
(Address of principal executive offices, including zip code)
(407) 245-4000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, without par value	DRI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On June 25, 2020 Darden Restaurants, Inc. (Darden or the Company) issued a news release entitled “Darden Restaurants Reports Fiscal 2020 Fourth Quarter and Full Year Results; And Provides Fiscal 2021 First Quarter Outlook,” a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K. In addition, the slide presentation accompanying the Company’s conference call will be posted on the Company’s website.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 2.02 in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities of that section. The information in this Item 2.02 of this Current Report on Form 8-K shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended (the Securities Act), except as expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Fiscal 2020 Annual Incentive Plan
On June 23, 2020, the Compensation Committee of the Board of Directors (the Board) of Darden Restaurants, Inc. approved modifications to the annual incentive plan for the fiscal year ended May 31, 2020 for each of our named executive officers (as defined in the Proxy Statement for our 2019 Annual Meeting of Shareholders) except for our President and Chief Executive Officer (CEO). On June 24, 2020, the Board approved these same modifications to the fiscal 2020 annual incentive plan for our President and CEO.
The Company’s performance results under our fiscal 2020 annual incentive plan were severely negatively impacted by the impacts of the COVID-19 pandemic, the effects of which only began to be felt in the United States during the Company’s fiscal fourth quarter. Consequently, the results for all full-year performance measures under the plan (Adjusted EPS and Same-Restaurant Sales Growth for Darden, and Business Unit Adjusted Operating Income and Business Unit Same-Restaurant Sales Growth for the business units, as approved by the Compensation Committee in June 2019) were below the threshold for payout. In reviewing and assessing the Company’s overall performance for fiscal 2020, the Compensation Committee and the Board reviewed and considered the following items, among others and in addition to the Company’s full-year results:

•	The Company’s strong earnings results through the first three quarters of the year, including:

◦	diluted net earnings per share (EPS) from continuing operations of $3.48, a decrease of 14.3% from the same period in the prior year; and

◦	adjusted diluted net EPS from continuing operations of $4.40, an increase of 8.4% from the same period in the prior year. See “Non-GAAP Information” below for more details.

•
The Company’s strong same-restaurant sales (SRS) growth through the first three quarters of the year, including blended Darden SRS growth of 1.8%, outperforming the industry (measured by Knapp-TrackTM, excluding Olive Garden and LongHorn Steakhouse) by 240 basis points.

•	The significant actions taken by management in our fiscal fourth quarter to address the impacts of the COVID-19 pandemic, including the following:

◦
Steps taken to protect our team members’ safety and well-being, including the implementation of paid sick leave for hourly restaurant team members as well as an Emergency Pay program and covered health and welfare insurance premiums for team members furloughed as a result of the significant reduction in our operations. These and other actions taken to support team members helped facilitate a successful reopening of our dining rooms.

◦
Modifications to our business operations in order to continue serving guests at our restaurants as safely and effectively as possible, including first transitioning all restaurant locations to a To Go only model, then later implementing a careful, phased reopening of our dining rooms as permitted.

◦
Actions to preserve and strengthen the Company’s liquidity and financial position, including obtaining a new $270 million term loan, raising approximately $500 million through a public offering of our common equity, and controlling and significantly reducing operational costs.

Based on its evaluation of these items and all other considerations it deemed relevant and appropriate, the Compensation Committee determined that it is appropriate to calculate payouts under the fiscal 2020 annual incentive plan based on actual financial results through the first three quarters of the fiscal year (May 27, 2019 - February 23, 2020) rather than through the full fiscal year (May 27, 2019 - May 31, 2020). Accordingly, the Compensation Committee made the following determinations:

•	For the Same-Restaurant Sales Growth performance measures, the Compensation Committee evaluated and determined the results through the first three quarters of fiscal 2020.

•
For the Adjusted EPS and Business Unit Adjusted Operating Income performance measures, the Compensation Committee approved performance goals for the period through the first three quarters of fiscal 2020 that were consistent with the business plan targets approved by the Board in June 2019, and then evaluated and determined the results for the first three quarters of fiscal 2020 against those three quarter performance goals.

Based on this approach, the Compensation Committee determined fiscal 2020 annual incentive plan performance ratings, as a percent of target, as follows:

•	Darden - 94%

•	Olive Garden - 84%

•	LongHorn Steakhouse - 141%

Additionally, the Compensation Committee determined that “target bonus opportunity” for participants under the annual incentive plan for fiscal 2020 would be based on the target annual incentive opportunities approved by the Compensation Committee (and the Board with respect to our President and CEO) in June 2019, calculated without taking into consideration the temporary salary reductions that were implemented as part of the Company’s response to the COVID-19 pandemic.
On this basis, the Compensation Committee (and the Board with respect to our President and CEO) determined the final individual annual incentive awards to be paid to each of our named executive officers for fiscal 2020 as follows:

Name	Target % of Salary	Business Weighting	Total Payout (as % of Target)	Actual Award
Eugene I. Lee, Jr.	200%	Darden 100%	94%	$1,916,154
Ricardo Cardenas	100%	Darden 100%	94%	$690,538
David C. George	100%	Darden 100%	94%	$738,442
Todd A. Burrowes	85%	LongHorn 80% / Darden 20%	141% / 94%	$723,863
Daniel J. Kiernan	85%	Olive Garden 80% / Darden 20%	84% / 94%	$471,635

The Compensation Committee believes this approach effectively aligns pay and performance by neither (a) penalizing participants for the unforeseen and unprecedented financial impact of COVID-19 on financial results in the fiscal 2020 fourth quarter nor (b) rewarding participants for the extraordinary efforts and results achieved during the fiscal 2020 fourth quarter.
Further information regarding the annual incentive plan for fiscal 2020 will be set forth in the Company’s Proxy Statement for the 2020 Annual Meeting of Shareholders.
The Compensation Committee (and the Board with respect to our President and CEO) also determined the following with respect to the named executive officers:

•
No modifications will be made to outstanding equity awards (long-term incentives) in response to the impacts of COVID-19, with payouts of all such awards to be determined in accordance with the original terms and conditions of these awards as previously disclosed.

•	Unless directly related to a promotion and/or material increase in role or responsibility:

◦	No merit-based salary increases will be granted for fiscal 2021.

◦	No increases will be made to target annual incentive opportunities for fiscal 2021.

◦	No increases will be made to target long-term incentive grant values for fiscal 2021.

On balance, the Compensation Committee believes that (a) the modifications to the fiscal 2020 annual incentive plan, (b) the lack of modifications to outstanding equity awards, and (c) the lack of any merit-based or market-based compensation increases for fiscal 2021 effectively balances the performance and retention objectives of the Company’s executive compensation program during these unprecedented times.
Fiscal 2021 Annual Incentive Plan
On June 23, 2020, the Compensation Committee approved a methodology for the annual incentive plan for the fiscal year ended May 30, 2021 for each of our named executive officers except for our President and Chief Executive Officer (CEO). On June 24, 2020, the Board approved the same methodology for the fiscal 2021 annual incentive plan for our President and CEO.
The Compensation Committee (and the Board with respect to our President and CEO) set target awards, as a percentage of base salary, for each of our named executive officers that were unchanged from the prior year. In light of the continued uncertainty surrounding the timing of and conditions under which our restaurants will be able to fully re-open, the Compensation Committee intends for the fiscal 2021 annual incentive plan to be based on financial results for the second half of fiscal 2021, with non-financial results during the first half of fiscal 2021 used as a potential modifier to the second half financial results. Financial performance measures and other performance criteria to be used in the fiscal 2021 annual incentive plan will be determined by the Compensation Committee at a later date. This methodology will result in any payouts under the fiscal 2021 annual incentive plan continuing to be based on financial results against pre-determined goals, but with (a) those goals being set at a later date once there is more visibility into performance expectations and (b) the ability to modify payouts based on an assessment of management’s performance in the first half of fiscal 2021 positioning the Company for success in the second half of the fiscal year and in the long-term.
Non-GAAP Information
The information in this Item 5.02 of this Current Report on Form 8-K includes financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (GAAP), such as adjusted diluted net earnings per share from continuing operations. The Company's management and the Compensation Committee used these non-GAAP measures in their analysis of the Company's performance in connection with the matters disclosed herein. The Company believes that the presentation of these non-GAAP measures provides useful supplemental information that is essential to a proper understanding of the operating results of the Company's businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP measures are included below.

Fiscal Q3 Year-To-Date Reported to Adjusted Earnings Reconciliation
	Q3 2020 YTD				Q3 2019 YTD
$ in millions, except EPS	Earnings Before Income Tax	Income Tax Expense	Net Earnings	Diluted Net EPS	Earnings Before Income Tax	Income Tax Expense	Net Earnings	Diluted Net EPS
Reported Earnings from Continuing Operations	$449.3	$18.8	$430.5	$3.48	$564.4	$54.5	$509.9	$4.06
% Change vs Prior Year				(14.3)%
Adjustments:
Pension settlement charge	147.1	36.2	110.9	0.90	—	—	—	—
International structure simplification	6.2	4.1	2.1	0.02	—	—	—	—
Adjusted Earnings from Continuing Operations	$602.6	$59.1	$543.5	$4.40	$564.4	$54.5	$509.9	$4.06
% Change vs Prior Year				8.4%

Retirement of Executive Vice President, Chief Operating Officer

On June 24, 2020, the Company and David C. George, Executive Vice President, Chief Operating Officer of the Company, entered into a Separation Agreement and General Release (the Agreement) providing for Mr. George’s retirement from the Company effective August 2, 2020. The Agreement will become effective after a statutory seven day revocation period expires on July 1, 2020. Pursuant to the Agreement, in addition to the retirement benefits offered to all eligible retirees of the Company of comparable age and years of service, Mr. George will receive (i) 78 weekly payments of $14,903.85, the amount of his current weekly salary (the Severance Payments), beginning on the effective date of his retirement, (ii) a lump sum payment of $1,296,635, payable on or about August 6, 2021, which is equal to the amount of his expected fiscal 2021 bonus at target and his expected fiscal 2022 bonus at target for the portion of that fiscal year during which he is receiving the Severance Payments, and (iii) 78 weekly payments of $199.58 as a medical benefits subsidy, beginning on the effective date of his retirement. In addition, the Agreement provides for (a) the accelerated vesting and settlement of 3,402 unvested restricted stock units currently held by Mr. George, which are in addition to the unvested restricted stock units held by Mr. George that vest and settle upon his retirement in accordance with their existing terms, (b) the accelerated vesting of 25,787 unvested stock options currently held by Mr. George, which are in addition to the unvested stock options held by Mr. George that vest upon his retirement in accordance with their existing terms, and (c) the continued vesting and settlement of 8,582 unvested performance stock units currently held by Mr. George, with the number of shares to be delivered upon settlement equal to the number of earned shares based on the Company’s performance against applicable performance goals, and which are in addition to the unvested performance stock units held by Mr. George that continue to vest and settle after his retirement in accordance with their existing terms. Mr. George will be able to exercise all outstanding stock options held by him until their respective original expiration dates. Mr. George would have become eligible to receive the foregoing treatment of his outstanding equity awards had he retired in the ordinary course upon attaining age 65 in December 2020.

The Agreement also contains (1) a general release and waiver of claims against the Company by Mr. George and (2) restrictive covenants providing that Mr. George will protect the trade secrets and confidential information of the Company, will refrain from competing with the Company for a period of 78 weeks, will not employ or offer to employ the Company’s officers and employees for a period of 24 months, and will not disparage the Company. The existing restrictive covenants to which Mr. George is already subject pursuant to various outstanding equity award agreements will continue to apply with respect to the awards under those agreements.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 24, 2020, the Board approved amendments to the Bylaws of the Company, effective immediately. The amendments to the Bylaws are consistent with revisions to the Florida Business Corporation Act that became effective on January 1, 2020 and include the following changes:

(a)     authorizing the Board to determine that a meeting of the Company’s shareholders may be held solely by means of remote communication,
(b)     deleting restrictions that prohibited the Board from delegating to a committee of the Board the authority to approve the issuance of shares or determine certain rights or preferences of shares, and
(c)     adding a requirement that a “Disinterested Director” who may evaluate and approve indemnification of directors, officers and employees as set forth in the Bylaws must meet the requirements to be designated as a “qualified director” as defined in the Florida Business Corporation Act.

The foregoing description of the amendments to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the Bylaws (as amended) that are attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit
3.1	Bylaws, as amended through June 24, 2020.
99.1	News release dated June 25, 2020 entitled “Darden Restaurants Reports Fiscal 2020 Fourth Quarter and Full Year Results; And Provides Fiscal 2021 First Quarter Outlook.”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARDEN RESTAURANTS, INC.

By:	/s/ Ricardo Cardenas
Ricardo Cardenas
Senior Vice President and Chief Financial Officer
Date: June 25, 2020